As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-56522

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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ULTICOM, INC.

(Exact name of registrant as specified in its charter)

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New Jersey	22-2050748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

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1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Shawn Osborne

President and Chief Executive Officer

Ulticom, Inc.

1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Marita Makinen, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

DEREGISTRATION OF SHARES

On March 5, 2001, Ulticom, Inc. (the “Registrant”) filed a registration statement on Form S-8, Registration No. 333-56522 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) covering a total of 600,000 shares of common stock, no par value, of the Registrant and such indeterminate number of shares of common stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended, as well as an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in the Registration Statement (collectively, the “Common Stock”).

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the Common Stock, which remain unsold under the Registration Statement as of the date hereof. The Registrant is deregistering the Common Stock because the Registrant intends to file a new registration statement on Form S-8 that incorporates by reference the Registrant’s Annual Report on Form 10-K filed with the Commission on September 30, 2009 and that does not incorporate the Registrant’s prior filings with the Commission under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on October 30, 2009.

Ulticom, Inc.

By:	/s/ Shawn K. Osborne

Shawn K. Osborne

President and Chief Executive Officer

Agent for Service